 As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-182009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

______________________

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________________

Delaware	1621 Fiske Place Oxnard, California 93033	06-1393453
(State or other jurisdiction of incorporation or organization)	(Address of registrant’s principal executive offices, including zip code)	(I.R.S. Employer Identification Number)

New Employee Inducement Award Nonqualified Stock Option

 (Full title of the plan)

______________________

David E. Shea

Chief Financial Officer and Treasurer

1621 Fiske Place

Oxnard, California 93033

(805) 639-9458

(Name, address, and telephone number of agent for service)

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☑

______________________

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-8, Registration No. 333-182009 (the “Registration Statement”), pertaining to registration of 176,676 shares of common stock, par value $0.01 per share, of Clean Diesel Technologies, Inc. (the “Company”) issuable pursuant to the New Employee Inducement Award Nonqualified Stock Option (the “Option”). As of the date hereof, 97,172 shares of the Company’s common stock have been issued pursuant to the Option. The Option has terminated and as a result, the Company is filing this Post-Effective Amendment to deregister the remaining 79,504 shares of its common stock previously registered on the above-referenced Registration Statement that remain unissued as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on this 7th day of August, 2015.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ Christopher J. Harris
Christopher J. Harris
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Harris Christopher J. Harris	Chief Executive Officer (Principal Executive Officer)	August 7, 2015

/s/ David E. Shea David E. Shea	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2015

/s/ Charles R. Engles, Ph.D. Charles R. Engles, Ph.D.	Chairman	August 7, 2015

/s/ Matthew Beale Matthew Beale	Director	August 7 2015

/s/ Dr. Till Becker Dr. Till Becker	Director	August 7, 2015

/s/ Lon E. Bell, Ph.D. Lon E. Bell, Ph.D.	Director	August 7, 2015

/s/ Bernard H. Cherry Bernard H. Cherry	Director	August 7, 2015

/s/ Mungo Park Mungo Park	Director	August 7, 2015